Exhibit 99.1

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CODE OF

REGULATIONS

Effective May 3, 2011, Sparton Corporation, an Ohio corporation (the “Corporation”), organized and existing under and by virtue of the Ohio Revised Code, does hereby certify that the Board of Directors of the Corporation adopted resolutions pursuant to the Ohio Revised Code approving and adopting the following amendments to the Amended and Restated Code of Regulations of the Corporation:

1. Article II, Section 2 is hereby deleted and replaced with the following:

Section 2. Number and Classification. The Board of Directors shall be composed of no fewer than seven (7) persons as determined from time to time in accordance with this Section 2.

Until the annual meeting to be held in 2011, the Board of Directors shall be divided into three (3) classes, each to be as nearly equal in number as possible, but no class shall consist of less than three (3) directors. At each annual or special election, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three (3) years from the date of their election and until their successors are chosen and qualified. The number of directors of any such class may be changed by a duly adopted resolution of the Board of Directors. The number of directors of any such class may also be changed at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal. In no event shall the number of directors of any class be less than three (3). In the event of any increase in the number of directors of any class, any additional directors elected or appointed to such class shall hold office for a term coincident with the term of such class.

Effective at each annual meeting of the shareholders of the Company from and after the annual meeting to be held in 2011, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his successor is elected and qualified subject, however, to his prior resignation, removal from office or death. The term of each director serving as of and immediately prior to the annual meeting of the shareholders of the Company to be held in 2011 shall expire as of the date of such annual meeting, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. The number of directors may be fixed or changed by (i) shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal; or (ii) by a majority vote of the directors then holding office.

No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

2. Article II, Section 4 is hereby deleted and replaced with the following:

Section 4. Removal. The Board of Directors may remove any director and thereby create a vacancy in the Board:

A. If the director is declared of unsound mind by an order of court, or is adjudicated a bankrupt.

B. If a director within sixty (60) days from the date of his or her election does not qualify as such by either (i) accepting in writing his or her election as a director, or (ii) being present and acting as a director in a duly called meeting of the Board of Directors.

Directors may be removed from office by shareholders by the vote of the holders of record of a majority of the outstanding voting shares of the Company, present in person or by proxy, voting as a single class, in accordance with Ohio law.

3. Article II, Section 5 is hereby deleted and replaced with the following:

Section 5. Vacancies. Vacancies in the Board of Directors for any reason, including resulting from an increase by directors in the number of directors, may be filled by the remaining directors, though less than a majority of the whole authorized number of directors, by the vote of a majority of the remaining directors. A vacancy shall also be deemed to exist in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized or in adjournment thereof, to elect the additional directors so provided for, or in the case the shareholders fail at any time to elect the whole authorized number of directors.

IN WITNESS WHEREOF, this certificate is effective as of the 3rd day of May, 2011.

SPARTON CORPORATION

By:	/s/ Cary B. Wood
Cary B. Wood

Title: President and Chief Executive Officer